As filed with the Securities and Exchange Commission on December 12, 1996
                                              Registration No. 333-
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                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                         ------------------------

                                 FORM S-8
                          REGISTRATION STATEMENT
                     Under The Securities Act of 1933

                         ------------------------

                          PROTOCOL SYSTEMS, INC.
            (Exact name of registrant as specified in charter)

          Oregon                                            93-0913130
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 (State or other jurisdiction of                          (IRS Employer
 incorporation or organization)                         Identification No.)
                         ------------------------

   8500 S.W. Creekside Place, Beaverton, Oregon                    97008
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  (Address of principal executive offices)                       (Zip Code)

                             (503) 526-8500
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               (Registrant's phone number, including area code)

                         -----------------------

                          PROTOCOL SYSTEMS, INC.
                        1992 STOCK INCENTIVE PLAN

                         ------------------------

                               James B. Moon
                   President and Chief Executive Officer
                          Protocol Systems, Inc.
            8500 S.W. Creekside Place, Beaverton, Oregon 97008
                              (503) 526-8500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                         ------------------------

                               With copies to:
                          Gregory E. Struxness, Esq.
                   Ater Wynne Hewitt Dodson & Skerritt, LLP
                        222 S.W. Columbia, Suite 1800
                            Portland, Oregon 97201
                                (503) 226-1191

                        CALCULATION OF REGISTRATION FEE
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  Title of           Amount        Proposed          Proposed        Amount
Securities to        to Be          Maximum           Maximum          of
   to Be           Registered      Offering          Aggregate    Registration
Registered                         Price Per         Offering         Fee
                                   Share (1)          Price (1)
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Common Stock,
par value $.01    461,422 shares   $12.50          $5,767,775.00    $1,747.81
per share (2)
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(1)      Estimated solely for the purpose of calculating the registration fee.
(2) Including associated Preferred Stock Purchase Rights. Prior to the occurrence of certain events, the Preferred Stock Purchase Rights will not be evidenced or traded separately from the Common Stock.
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
                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


This registration statement is filed in accordance with the provisions of General Instruction E to Form S-8 for the purpose of registering additional shares of common stock for offer and sale under the Protocol Systems, Inc. 1992 Stock Incentive Plan, for which a registration statement on Form S-8 (File No. 33-53992) is already effective. Except to the extent that exhibits are filed herewith the contents of Protocol Systems, Inc.'s registration statement on Form S-8 (File No. 33-53992) are hereby incorporated by reference.

Item 8.  Exhibits
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      Number                              Description
     -------                             -------------


       4.1 Fourth Restated Articles of Incorporation of Protocol Systems, Inc. (incorporated by reference from the Company's Registration Statement on Form S-1 (File No. 33-45067))

       4.2              Restated Bylaws of Protocol Systems, Inc.
                        (incorporated by reference from the Company's Registration Statement on Form S-1 (File No. 33-45067))

       4.3 Rights Agreement dated March 20, 1992 between Protocol Systems, Inc. and First Interstate Bank of Oregon, N.A (incorporated by reference from the Company's Registration Statement on Form S-1 (File No. 33-45067))

       5.0 Opinion of Ater Wynne Hewitt Dodson & Skerritt, LLP as to the legality of the securities being registered

      23.1 Consent of Ater Wynne Hewitt Dodson & Skerritt, LLP (included in legal opinion filed as Exhibit 5.0)

      23.2              Consent of KPMG Peat Marwick LLP

      24.0 Powers of Attorney (included in signature page in Part II of the Registration Statement)

      99.0 Protocol Systems, Inc. 1992 Stock Incentive Plan, as amended

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto authorized, in the City of Portland, State of Oregon, on the 11th day of December, 1996.

                                    PROTOCOL SYSTEMS, INC.



                                    By: /s/ James B. Moon
                                        -------------------------------------
                                        James B. Moon
                                        President and Chief Executive
                                        Officer


                               POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James B. Moon and Craig M. Swanson, and each of them singly, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign the registration statement filed herewith and any or all amendments to said registration statement (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Witness our hands on the date set forth below.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



                        [Signatures on following page]

      Signature                     Title                       Date



/s/ James B. Moon
------------------------------      Chairman of the Board,      12/11/96
James B. Moon                       President and Chief
                                    Executive Officer
                                    (Principal Executive
                                    Officer)


/s/ Craig M. Swanson
------------------------------      Vice President, Chief       12/11/96
Craig M. Swanson                    Accounting Officer and
                                    Secretary (Principal
                                    Financial and Accounting
                                    Officer)


/s/ David F. Bolender
------------------------------      Director                    12/11/96
David F. Bolender


/s/ William New, Jr., M.D.
------------------------------      Director                    12/11/96
William New, Jr., M.D.


/s/ Ronald S. Newbower
------------------------------      Director                    12/11/96
Ronald S. Newbower


/s/ Frank E. Samuel, Jr.
------------------------------      Director                    12/11/96
Frank E. Samuel, Jr.


/s/ Steven E. Wynne
-----------------------------      Director                     12/11/96
Steven E. Wynne

                               INDEX TO EXHIBITS


      Exhibit
      Number                Exhibit
     --------              --------

       4.1 Fourth Restated Articles of Incorporation of Protocol Systems, Inc. (incorporated by reference from the Company's Registration Statement on Form S-1 (File No. 33-45067))

       4.2 Restated Bylaws of Protocol Systems, Inc. (incorporated by reference from the Company's Registration Statement on Form S-1 (File No. 33-45067))

       4.3 Rights Agreement dated March 20, 1992 between Protocol Systems, Inc. and First Interstate Bank of Oregon, N.A (incorporated by reference from the Company's Registration Statement on Form S-1 (File No. 33-45067))

       5.0 Opinion of Ater Wynne Hewitt Dodson & Skerritt, LLP as to the legality of the securities being registered

      23.1 Consent of Ater Wynne Hewitt Dodson & Skerritt, LLP (included in legal opinion filed as Exhibit 5.0)

      23.2        Consent of KPMG Peat Marwick LLP

      24.0 Powers of Attorney (included in signature page in Part II of the Registration Statement)

      99.0        Protocol Systems, Inc. 1992 Stock Incentive Plan, as amended